SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (date of earliest event reported): June 12, 2001

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                       000-23926                   94-2920371
 (State or other            (Commission File Number          (IRS Employer
 jurisdiction of                                          Identification Number)
 incorporation)

      960 Atlantic Avenue, Alameda, California             94501
      (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (510) 814-1660




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Items 1-4.  Not Applicable.

Item 5.  Other Events.

On June 12, 2001, Geoworks Corporation, a Delaware corporation (the "Registrant"), issued a press release entitled "Geoworks Announces Integrated Product Strategy; Streamlines Organization; Updates Revenue Guidance." The text of the press release is filed herewith as Exhibit 99.1 and incorporated herein by this reference. The press release announced that the Registrant is cutting its work force by 22% and expect to take a $3 million charge for its quarter ending June 30, 2001 as part of its restructuring program. The news release also announced that Steve Baker, the Registrant's chief operating officer and president, will step down from his management role in August 2001.

On June 14, 2001, the Registrant issued a press release entitled "Geoworks Names Mark Thomas as New Vice President of Business Development." The text of the press release is filed herewith as Exhibit 99.2 and incorporated herein by this reference. The press release announced that Mark Thomas has joined the Registrant as vice president of business development and will be responsible for driving the development of strategic relationships with wireless carriers as distribution channels for the newly-integrated AirBoss Application Platform. In addition, the press release announced that Bill Leung, the Registrant's former director of product management, has been promoted to vice president of mobile products and that Lise Needham has been promoted from senior director of industry and analyst relations to vice president of corporate communications.

Each of the press releases also contained cautionary statements identifying important factors that could cause actual results of the Registrant to differ materially from those described in any forward-looking statements of the Registrant made therein.

Item 6.  Not Applicable.

Item 7.  Exhibits.

         99.1     Press Release dated June 12, 2001.

         99.2     Press Release dated June 14, 2001.

Item 8.  Not Applicable.

Item 9.  Not Applicable.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 19, 2001              Geoworks Corporation



                                  By:
                                         ---------------------------------------
                                         Timothy J. Toppin
                                         Vice President, Chief Financial
                                         Officer and Secretary





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EXHIBIT INDEX

Exhibit No.       Description

99.1              Press Release dated June 12, 2001.

99.2              Press Release dated June 14, 2001.





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